PROSPECTUS SUPPLEMENT TO                        Filed Pursuant to Rule 424(b)(3)
PROSPECTUS DATED APRIL 2, 1997                            SEC File No. 333-23955
AND PROSPECTUS SUPPLEMENT
DATED AUGUST 31,1998







                              LOMAK PETROLEUM, INC.
                                 $55,000,000 of
                 6% Convertible Subordinated Debentures due 2007
                                       and
                        4,287,249 SHARES OF COMMON STOCK

      ====================================================================

           The Date of this Prospectus Supplement is October 26, 1998

      ====================================================================

        The following information supplements the Prospectus dated April 2, 1997 as supplemented by the Prospectus Supplement dated August 31, l998 relating to the offering of up to $55,000,000 principal amount of the 6% Convertible Subordinated Debentures due 2007 (the "6% Debentures") of Range Resources Corporation, a Delaware corporation (the "Company"), and 4,287,249 shares of Common stock, $.0l par value per share (the "Common Stock"), of the Company from time to time by certain holders of Common Stock and/or 6% Debentures (the "Selling Securityholders").

        The Prospectus is supplemented with the following information to be added under the heading "Selling Securityholders":

                                                         Common Stock                                 6% Debentures
                                          -------------------------------------------    ------------------------------------------

                                                                                          Principal
                                            Number of                                     Amount of       Number
                                             Shares        Number of        Percent of    Debentures        of           Percent of
          SELLING SECURITYHOLDER          Beneficially      Shares         Class After   Beneficially   Debentures      Class After
          ----------------------              Owned         Offered          Offering       Owned         Offered        Offering
                                             -------        -------          --------       -----         -------        --------


Allstate Insurance Company
3075 Sanders Road
Suite G5A
Northbrook, Illinois 60062                   38,961(1)       38,961(1)          -            750,000        750,000          -

Frederick G. Dilger
c/o A.G. Edwards & Sons Inc.
P.O. Box 31367
Raleigh, North Carolina 27622                   259(1)          259(1)          -              5,000          5,000          -


Laterman Strategies 90s LLC
Laterman & Co.
5 East 59th Street
New York, New York 10022                     23,376(1)       23,376(1)          -            450,000        450,000          -

                                                         Common Stock                                6% Debentures
                                          -------------------------------------------    ------------------------------------------

                                                                                          Principal
                                            Number of                                     Amount of     Principal
                                             Shares        Number of        Percent of    Debentures    Amount of        Percent of
          SELLING SECURITYHOLDER          Beneficially      Shares         Class After   Beneficially   Debentures      Class After
          ----------------------              Owned         Offered          Offering       Owned         Offered        Offering
                                             -------        -------          --------       -----         -------        --------

Offshore Strategies LTD
Laterman & Co.
5 East 59th Street
New York, New York 10022                       41,558(1)      41,558(1)           -           800,000       800,000           -



----------------------

(1)     Issuable upon conversion of the 6% Debentures.